Exhibit 99.4

CONSENT OF TO BE NAMED AS A DIRECTOR NOMINEE

Embed Financial Group Holdings intends to file a Registration Statement on Form F-4 (together with any amendments or supplements thereto, the “Registration Statement”) registering securities for its business combination transaction. The undersigned hereby consents to being named in the Registration Statement as a director nominee. The undersigned also consents to the filing of this consent as an exhibit to the Registration Statement and any amendments or supplements thereto.

Dated: May 27, 2026	Signature:	/s/ Cecily Ng
	By:	Cecily Ng